Exhibit (g)(iii)
Exhibit B
List of Portfolios Covered by the Global Custody Agreement between Schroder
Global Series Trust and JPMorgan Chase Bank, N.A.
Amended as of                     , 2010
Schroder North American Equity Fund
Schroder QEP Global Quality Fund
Schroder QEP Global Value Fund
This Exhibit B supersedes and replaces any previously executed Exhibit B between the parties.
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Schroder Global Series Trust

By:

Name:

Title:

Date:

JPMorgan Chase Bank, N.A.

By:

Name:

Title:

Date:

1